                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
            the Securities Exchange Act of 1934 (Amendment No.    )

    Filed by the Registrant /X/
    Filed by a Party other than the Registrant / /

    Check the appropriate box:
    / /  Preliminary Proxy Statement
    / / Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
    /X/  Definitive Proxy Statement
    / /  Definitive Additional Materials
    / / Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                                        BJ SERVICES COMPANY
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/  No fee required.
/ /  Fee computed on table below per Exchange Act Rules 14a-6(i)(1)
     and 0-11.
     (1) Title of each class of securities to which transaction applies:
         -----------------------------------------------------------------------
     (2) Aggregate number of securities to which transaction applies:
         -----------------------------------------------------------------------
     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
         -----------------------------------------------------------------------
     (4) Proposed maximum aggregate value of transaction:
         -----------------------------------------------------------------------
     (5) Total fee paid:
         -----------------------------------------------------------------------
/ /  Fee paid previously with preliminary materials.
/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
     (1) Amount Previously Paid:
         -----------------------------------------------------------------------
     (2) Form, Schedule or Registration Statement No.:
         -----------------------------------------------------------------------
     (3) Filing Party:
         -----------------------------------------------------------------------
     (4) Date Filed:
         -----------------------------------------------------------------------

                            ------------------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                                JANUARY 28, 1999

                             ---------------------

    The Annual Meeting of the Stockholders of BJ Services Company (the "Company") will be held on Thursday, January 28, 1999, at 11:00 a.m. local time, at The Omni Hotel located at Four Riverway, Houston, Texas 77056, for the following purposes:

    1. To elect three Class III directors to serve a three-year term and to elect one Class II director.

    2.  To approve the BJ Services Company 1999 Employee Stock Purchase Plan.

    3. To transact such other business as may properly come before the meeting and any adjournment.

    The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice.

    All stockholders of record at the close of business on December 4, 1998 are entitled to notice of and to vote at the meeting or any adjournment. At least a majority of the outstanding shares of the Company are required to be present at the meeting or represented by proxy to constitute a quorum.

                                          By Order of the Board of Directors,

                                                  [LOGO]

                                          J. W. Stewart
                                          CHAIRMAN OF THE BOARD, PRESIDENT
                                          AND CHIEF EXECUTIVE OFFICER

Houston, Texas
December 21, 1998

                             YOUR VOTE IS IMPORTANT

  TO ASSURE YOUR REPRESENTATION AT THE MEETING, PLEASE SIGN, DATE AND RETURN YOUR PROXY AS PROMPTLY AS POSSIBLE. AN ENVELOPE, WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES, IS ENCLOSED FOR THIS PURPOSE.

                              BJ SERVICES COMPANY

                                ----------------

                                PROXY STATEMENT

                             ---------------------

    This proxy statement is furnished to stockholders of BJ Services Company, a Delaware corporation (the "Company"), in connection with the solicitation of proxies on behalf of the Board of Directors of the Company to be voted at the Annual Meeting of Stockholders of the Company (the "1999 Annual Meeting"), to be held at The Omni Hotel located at Four Riverway, Houston, Texas 77056, on Thursday, January 28, 1999, at 11:00 a.m. local time, and at any and all adjournments. Stockholders of record at the close of business on December 4, 1998 will be entitled to notice of and to vote at the meeting and at all adjournments.

    When a properly executed proxy is received prior to the meeting, the shares represented will be voted at the meeting in accordance with the directions noted. A proxy may be revoked at any time before it is exercised by submitting a written revocation or a later-dated proxy to the Secretary of the Company, or by attending the meeting in person and so notifying the inspector of elections.

    Management does not intend to present any business for a vote at the meeting, other than (i) the election of directors and (ii) the approval of the BJ Services Company 1999 Employee Stock Purchase Plan (the "Plan"). Unless stockholders specify otherwise in their proxies, proxies will be voted FOR the election of director nominees listed in this proxy statement and FOR the approval of the Plan. If other matters requiring the vote of stockholders properly come before the meeting, it is the intention of the persons named in the enclosed proxy card to vote proxies held by them in accordance with their judgment on such matters.

    The complete mailing address of the Company's executive offices is 5500 Northwest Central Drive, Houston, Texas 77092. The approximate date on which this proxy statement and the accompanying proxy card were first sent or given to the stockholders of the Company is December 21, 1998.

                               VOTING SECURITIES

    On December 4, 1998, the record date, there were outstanding and entitled to vote 70,693,078 shares of the Company's Common Stock, held of record by approximately 2,011 persons. Stockholders are entitled to one vote, exercisable in person or by proxy, for each share of Common Stock held on the record date. Cumulative voting is not permitted under the Company's Charter or Bylaws.

    Owners of more than 5% of the outstanding voting securities of the Company are set forth in the following table. At the record date, management knew of no person that beneficially owned more than 5% of the outstanding Common Stock or warrants to purchase Common Stock of the Company, other than as set forth in the table.

                                                           NUMBER OF   PERCENT OF
 TITLE OF CLASS    NAME AND ADDRESS OF BENEFICIAL OWNERS     SHARES      CLASS
-----------------  --------------------------------------  ----------  ----------
Common Stock       The Equitable Companies, Inc.            7,346,434(a)      10.4%
                     (Alliance Capital Management)
                     1290 Avenue Of The Americas
                     New York, New York 10104

------------------------

(a) As of December 31, 1997, based on information filed by The Equitable Companies Incorporated ("Equitable"), The Equitable Life Assurance Society of the United States, Alliance Capital Management L.P., Donaldson, Lufkin & Jenrette Securities Corporation and Wood, Struthers & Winthrop Management Corporation, each a subsidiary of Equitable, and certain affiliates beneficially owned in the aggregate 7,346,434 shares of Common Stock, including warrants to purchase 111,600 shares of Common Stock.

                             ELECTION OF DIRECTORS

    The Company's Bylaws provide for the Board of Directors to serve in three classes having staggered terms of three years each. Three Class III directors will be elected at the 1999 Annual Meeting of Stockholders to serve for a three-year term expiring at the Annual Meeting of Stockholders in the year 2002. One Class II director will be elected at the 1999 Annual Meeting to fill a vacancy in Class II. Pursuant to the Company's Bylaws, in case of a vacancy on the Board of Directors, a majority of the remaining directors of the class in which the vacancy occurs will be empowered to elect a successor, and the person so elected will hold office for the remainder of the full term of the director whose death, retirement, resignation, disqualification or other cause created the vacancy, and thereafter until the election of a successor director.

    The persons whose names are set forth as proxies in the enclosed proxy card will vote all shares over which they have discretionary authority "FOR" the election of the nominees named below unless otherwise directed. Although the Board of Directors of the Company does not anticipate that any of the nominees will be unable to serve, if such a situation should arise prior to the meeting, the appointed proxies will use their discretionary authority pursuant to the proxy and vote in accordance with their best judgment.

    THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR EACH OF THE NOMINEES NAMED BELOW. THE AFFIRMATIVE VOTE OF HOLDERS OF A MAJORITY OF THE COMMON STOCK PRESENT OR REPRESENTED BY PROXY AT THE MEETING AND ENTITLED TO VOTE IS REQUIRED TO ELECT EACH DIRECTOR NOMINEE.

    The following table sets forth, for each nominee for election as a Class III director and the nominee for election to the vacancy in Class II, his name, his principal occupation, his age and the year in which he first became a director of the Company. The nominees have consented to be named in this proxy statement and to serve as directors, if elected.

                                                                                                         DIRECTOR
NAME                                              PRINCIPAL OCCUPATION                         AGE         SINCE       CLASS
-----------------------------  ----------------------------------------------------------      ---      -----------  ---------
L. William Heiligbrodt.......  President, Chief Operating Officer and a director of                57         1992      III
                               Service Corporation International, a funeral services
                               corporation ("SCI"). He has served in various management
                               positions with SCI since February 1990. Prior to joining
                               SCI, Mr. Heiligbrodt served as President of Provident
                               Services, Inc. from March 1988 to February 1990. Prior to
                               that, he served for five years as Vice Chairman and Chief
                               Executive Officer of WEDGE Group, Incorporated, a
                               multi-industry holding company.

J. W. Stewart................  Chairman of the Board, President and Chief Executive                54         1990      III
                               Officer of the Company. Mr. Stewart joined Hughes Tool
                               Company in 1969 as Project Engineer and served as Vice
                               President--Legal and Secretary of Hughes Tool Company and
                               as Vice President--Operations for a predecessor of the
                               Company prior to being named President of the Company in
                               1986.

                                                                                                         DIRECTOR
NAME                                              PRINCIPAL OCCUPATION                         AGE         SINCE       CLASS
-----------------------------  ----------------------------------------------------------      ---      -----------  ---------
James L. Payne...............  Since 1990, Chairman of the Board and Chief Executive               61                   III
                               Officer of Santa Fe Energy Resources ("Santa Fe"), a
                               company engaged in the exploration, development and
                               production of crude oil and natural gas. Following four
                               years as senior vice president-- exploration of Santa Fe
                               Energy Company (a predecessor of Santa Fe), then a wholly
                               owned subsidiary of Santa Fe Pacific Corporation, Mr.
                               Payne was named president of Santa Fe in 1986, a position
                               he held until April 1998, and chairman in 1990. Mr. Payne
                               is also a director of Pool Energy Services Company.

James E. McCormick...........  Mr. McCormick served in various executive positions with            71         1990      II
                               ORYX Energy Company, a diversified energy company,
                               including President, Chief Operating Officer and a
                               director, from 1977 until his retirement in 1992. Mr.
                               McCormick is also a director of Lone Star Technology,
                               Snyder Oil Company, Dallas National Bank and Tesco
                               Corporation. Mr. McCormick has been a director of the
                               Company in Class III since 1990. He has agreed to fill a
                               vacancy in Class II for a one-year period until the 2000
                               Annual Meeting of Stockholders.

INFORMATION CONCERNING OTHER DIRECTORS

    The following table sets forth certain information for those directors whose present terms will continue after the 1999 Annual Meeting. The terms of the Class I and Class II directors named below will expire at the 2000 and 2001 Annual Meetings of Stockholders, respectively.

                                                                                                         DIRECTOR
NAME                                              PRINCIPAL OCCUPATION                         AGE         SINCE       CLASS
-----------------------------  ----------------------------------------------------------      ---      -----------  ---------
R. A. LeBlanc................  Mr. LeBlanc served in various executive positions with              68         1994       I
                               Keystone International, Inc., a manufacturer of flow
                               control products, including Chairman of the Board, Chief
                               Executive Officer and a director, from 1959 until his
                               retirement in 1995.

                                                                                                         DIRECTOR
NAME                                              PRINCIPAL OCCUPATION                         AGE         SINCE       CLASS
-----------------------------  ----------------------------------------------------------      ---      -----------  ---------
Michael E. Patrick...........  Chief Investment Officer for The Meadows Foundation since           54         1995       I
                               December 1, 1995; consultant from 1994 to 1995. Executive
                               Vice President, Chief Financial Officer and a director of
                               Lomas Financial Corporation, parent, and President and
                               Chief Operating Officer of two subsidiaries, Lomas
                               Mortgage USA and Lomas Information Systems, Inc., from
                               1992 to December 31, 1993. The Lomas companies were
                               engaged in mortgage banking, real estate and information
                               systems. Lomas Financial Corporation and Lomas Mortgage
                               USA filed for bankruptcy protection in October 1995. From
                               1984 to 1991, Mr. Patrick was Executive Vice Chancellor
                               for Asset Management of the University of Texas System,
                               where he was responsible for the investment of all
                               endowment funds. Mr. Patrick is also currently a director
                               of Cooper Cameron Corporation.

John R. Huff.................  Chairman, President and Chief Executive Officer of                  52         1992       I
                               Oceaneering International, Inc., an oilfield services
                               corporation ("Oceaneering"). Mr. Huff has been President,
                               Chief Executive Officer and a director of Oceaneering
                               since 1986 and Chairman of the Board since 1990. Mr. Huff
                               is also a director of Triton Energy and Suncor Energy.

Don D. Jordan................  Chairman, Chief Executive Officer and a director of                 66         1990      II
                               Houston Industries Incorporated, a diversified
                               international energy services company that has operations
                               in all segments of the energy chain that bring natural gas and electricity to customers. Mr. Jordan has been employed by various subsidiaries of Houston Industries Incorporated since 1956. He currently serves as a director of Chase
                               Bank of Texas, N.A., Utech Joint Venture, AEGIS Insurance
                               Services, and ARS, Inc.

Michael McShane..............  Senior Vice President--Finance and Chief Financial Officer          44         1990      II
                               of the Company. Mr. McShane joined the Company in 1987
                               from Reed Tool Company, an oilfield tool company, where he was employed for seven years. At Reed Tool Company, he
                               held various financial management positions.

    The following table sets forth the beneficial ownership of Common Stock as of December 4, 1998 by each current director and nominee, by each executive officer named in the Summary Compensation Table and by all current directors and executive officers as a group.

                                                                                 AMOUNT AND
                                                                                  NATURE OF
                                                                                 BENEFICIAL
NAME OR GROUP                                                                  OWNERSHIP(1)(2)
-----------------------------------------------------------------------------  ---------------
L. William Heiligbrodt.......................................................         40,000

John R. Huff.................................................................         36,000

Don D. Jordan................................................................         39,000

R. A. LeBlanc................................................................         58,500

James E. McCormick...........................................................         40,000

Michael E. Patrick...........................................................         22,000

James L. Payne...............................................................            -0-

J. W. Stewart................................................................        889,163

Michael McShane..............................................................        282,166

Kenneth Williams.............................................................        184,595

Thomas H. Koops..............................................................        241,571

David D. Dunlap..............................................................         93,687

All current directors and executive officers as a group (15 persons)(3)......      2,416,321

------------------------

(1) The persons named in the table have sole voting and investment power with respect to all shares of Common Stock beneficially owned by them. As of December 4, 1998 no officer or director owned in excess of 1% of the Company's Common Stock except Mr. Stewart, who owned 1.2%.

(2) Includes the following shares subject to options granted pursuant to the BJ Services Company 1990 Stock Incentive Plan (the "1990 Stock Incentive Plan") and the BJ Services Company 1995 Incentive Plan (the "1995 Incentive Plan") and exercisable within 60 days: Mr. Heiligbrodt--36,000 shares; Mr. Huff--36,000 shares; Mr. Jordan--38,000 shares; Mr. LeBlanc--28,000 shares; Mr. McCormick-- 38,000 shares; Mr. Patrick--22,000 shares; Mr. Stewart--739,881 shares; Mr. McShane--196,226 shares; Mr. Williams--130,836 shares; Mr. Koops--191,010 shares; Mr. Dunlap--75,654 shares.

(3) All current directors and executive officers as a group owned beneficially an aggregate of approximately 3% of the Company's Common Stock.

BOARD OF DIRECTORS AND COMMITTEES OF THE BOARD

    During fiscal 1998, the Board of Directors held eight meetings of the full Board and seven meetings of committees. During fiscal 1998, each director attended at least 75% of the aggregate number of meetings of the Board of Directors and meetings of committees of the Board on which he served. During fiscal 1998, directors who were not employees of the Company were paid a monthly retainer of $2,500 for service on the Board, an attendance fee of $1,250 for the first meeting of the Board or any of its committees attended in one day, and $800 for each additional meeting attended in the same day. Committee chairmen who are not Company employees receive an additional 50% of the meeting fee. In addition, under the terms of the Company's 1990 Stock Incentive Plan, 1995 Incentive Plan, and 1997 Incentive Plan, the non-employee directors receive annual automatic grants of options to purchase 8,000 shares of Common Stock effective the fourth Thursday of October each year. Employees of the Company are not paid any directors' fees. No member of the Board of Directors was paid any compensation in the Company's 1998 fiscal year for his service as a director of the Company other than the standard compensation arrangement for directors and reimbursement of expenses.

    On January 22, 1998, the Board of Directors appointed members to serve on the Audit Committee, the Executive Compensation Committee and the Nominating Committee. The Nominating Committee held one meeting during fiscal 1998. The Executive Compensation Committee met four times and the Audit Committee met two times during that period.

    The responsibilities of the Audit Committee, composed of Messrs. McCormick (Chairman), Jordan, Huff, LeBlanc and Patrick, include reviewing the scope and results of the annual audit of the Company's consolidated financial statements with the independent auditors, internal auditors and management; reviewing the independence of the independent auditors and the internal auditors; reviewing actions by management on the independent and internal auditors' recommendations; and meeting with management, the internal auditors and the independent auditors to review the effectiveness of the Company's system of internal control and internal audit procedures. To promote the independence of the audit, the Audit Committee consults separately and jointly with the independent auditors, the internal auditors and management.

    The responsibilities of the Executive Compensation Committee, composed of Messrs. Jordan (Chairman), McCormick, Heiligbrodt, Huff and Patrick, include reviewing the Company's executive salary and bonus structure; reviewing the Company's employee stock incentive plans, thrift plan and employee stock purchase plan as well as other incentive alternatives; reviewing the Company's perquisite program; and recommending directors' fees.

    The responsibilities of the Nominating Committee, composed of Messrs. Heiligbrodt (Chairman), McCormick and LeBlanc, include selecting candidates to fill vacancies on the Board of Directors; reviewing the structure and composition of the Board; and considering qualifications required for continued Board service. The Committee also considers nominees recommended by stockholders in accordance with the Company's Bylaws. Stockholders desiring to make such recommendations should timely submit the candidate's name, together with biographical information and the candidate's written consent to be nominated and, if elected, to serve to: Chairman, Nominating Committee of the Board of Directors of BJ Services Company, P.O. Box 4442, Houston, Texas 77210-4442.

                                APPROVAL OF THE
                       1999 EMPLOYEE STOCK PURCHASE PLAN

    The Board of Directors has unanimously approved the Plan and unanimously recommends that the Company stockholders vote FOR approval of the proposed plan. The affirmative vote of holders of a majority of the shares of Common Stock present in person or represented by proxy and entitled to vote at the 1999 Annual Meeting is required to approve the proposed plan.

GENERAL

    The purpose of the Plan is to furnish to the Company's employees an incentive to advance the best interests of the Company by providing a way for employees to purchase Common Stock of the Company ("Shares") at a favorable price and on favorable terms. In the opinion of the Company, the Plan is not subject to any of the provisions of the Employee Retirement Income Security Act of 1974, as amended.

    The Plan provides for the issuance, upon purchase by its employees, of up to an aggregate of 3,000,000 Shares (subject to adjustment in the event of stock splits and certain other corporate events, as described under "Adjustments to Shares"). Such Shares may be unissued or reacquired Shares or Shares bought on the market for purposes of the Plan. To the extent Shares are set aside for purchase by employees at the beginning of a purchase period but are not purchased by such employees, those Shares will again be available for purchase under the Plan. Except for outstanding rights to purchase Shares, the Plan will terminate on December 10, 2008, and no further right to purchase Shares may be granted after that date. The Plan can be terminated sooner as described under "Amendment or Termination of the Plan." Any Shares that are not subject to purchase upon the termination of the Plan will cease to be subject to the Plan.

    The full text of the Plan is set forth in Appendix A to this Proxy Statement. Certain features of the Plan are summarized below, but the summary is qualified in its entirety by reference to the full text of the Plan. All capitalized terms not defined in this Proxy Statement have the meanings set forth in the Plan.

ADMINISTRATION

    Under the terms of the Plan, the Plan will be administered by the Executive Compensation Committee of the Board of Directors. The members of the Executive Compensation Committee, as of the date of this Proxy Statement, are Messrs. Don
D. Jordan, James E. McCormick, L. William Heiligbrodt, John R. Huff and Michael
E. Patrick. The Executive Compensation Committee is authorized to (i) interpret the Plan and all rights to purchase Shares, (ii) make rules and determinations, and (iii) correct any defect or supply any omission or reconcile any inconsistency in the Plan or in any right to purchase Shares, as necessary or desirable to administer the Plan. The Executive Compensation Committee will not be liable for any decision, determination or action taken in good faith in connection with the administration of the Plan. The Executive Compensation Committee will have the authority to delegate routine day-to-day administration of the Plan to such officers and employees of the Company as the Committee deems appropriate.

ELIGIBILITY FOR PARTICIPATION

    All employees of the Company and those of any present or future subsidiary corporations of the Company (within the meaning of Section 424(f) of the Internal Revenue Code of 1986, as amended (the "Code")) who are scheduled to work more than 20 hours per week are eligible to participate in the Plan. No employee will have a right to purchase Shares if such employee, immediately after acquiring such right, owns stock with five percent or more of the total combined voting power or value of all classes of stock of the Company. As of the date of this proxy statement, the Company has approximately 7,900 employees, all of whom will be eligible to participate in the Plan.

    Employees who elect to participate in the Plan do so by means of payroll deduction. An employee's purchases under the Plan may not exceed either (i) 10% of "eligible compensation" from which the deduction is made or (ii) $25,000 of fair market value of the Shares (determined at the beginning of the Plan year) for any calendar year.

RIGHTS TO PURCHASE SHARES

    The purchase price per Share to be paid by each employee on each purchase of Shares will be an amount equal to 85% of the lesser of the fair market value of the Shares on the first day of the Plan year (currently October 1) or on the last day of the Plan year (currently September 30). The fair market value of the Shares will be the per Share price of the last sale of the Shares reported on the NYSE composite tape prior to these dates. Any balance remaining in an employee's account after payment of the purchase price for Shares will be refunded to the employee. An employee will not have any rights or privileges of a stockholder of the Company for any Shares subject to the Plan until Shares have been purchased and a certificate for Shares has been issued. The closing market price of the Shares on the NYSE on December 9, 1998, was $14.125.

ADJUSTMENTS TO SHARES

    Whenever any change is made in the Shares, by reason of a stock dividend or by reason of subdivision, stock split, reverse stock split, recapitalization, reorganization, combination, reclassification of Shares, or other similar changes, appropriate action will be taken by the Board of Directors to adjust the number of Shares subject to the Plan and the number and purchase price of Shares subject to rights to purchase Shares outstanding under the Plan.

    If the Company is not the surviving corporation in any merger or consolidation (or survives only as a subsidiary of an entity other than a previously wholly owned subsidiary of the Company), or if the Company is to be dissolved or liquidated, then unless a surviving corporation assumes or substitutes new purchase rights for all rights to purchase Shares then outstanding, (i) the date of purchase for all rights outstanding under the Plan will be accelerated to dates fixed by the Board of Directors prior to the effective date of such merger or consolidation or such dissolution or liquidation, (ii) an eligible employee may make a lump-sum deposit prior to the specified date of purchase in lieu of the remaining payroll deductions that otherwise would have been made and (iii) upon such effective date any unexercised rights to purchase Shares will expire.

AMENDMENT OR TERMINATION OF THE PLAN

    The Board of Directors in its discretion may terminate the Plan at any time as to any Shares not then subject to an employee's rights to purchase. The Board of Directors may alter or amend the Plan from time to time, except that any right already granted may not be changed in a way that would impair the rights of an employee without his or her consent. Also, the Board of Directors may not, without the approval of the stockholders of the Company, make any alteration or amendment that would (i) materially increase the benefits accruing to employees under the Plan, (ii) increase the aggregate number of Shares that may be issued under the Plan (other than as prescribed for changes in capitalization as described above), (iii) change the persons eligible to purchase Shares, (iv) extend the term of the Plan, (v) cause rights to purchase Shares to fail to meet the requirements of employee stock purchase options as defined in Section 423 of the Code or (vi) otherwise modify the requirements as to eligibility for participation in the Plan.

USE OF FUNDS

    All funds received or held by the Company under the Plan will be included in the general funds of the Company free of any trust or other restriction, and may be used for any corporate purpose. No interest will be paid to any employee or credited to his or her account under the Plan.

FEDERAL INCOME TAX CONSEQUENCES

    IN GENERAL.  The Plan is not qualified under Section 401(a) of the Code.

    The following summary is based on the applicable provisions of the Code as currently in effect and the income tax regulations and proposed income tax regulations thereunder.

    STATUS OF RIGHTS TO PURCHASE SHARES UNDER THE PLAN. For tax purposes, rights to purchase Shares under the Plan are intended to qualify as employee stock purchase plan options as defined in Section 423 of the Code.

    TAX CONSEQUENCES OF GRANT OF RIGHT TO PURCHASE SHARES UNDER THE PLAN. An employee's payroll deductions to purchase Shares are made on an after-tax basis. No federal income tax is imposed on an employee upon the grant of a right to purchase Shares under the Plan. The Company is not entitled to a business expense deduction as a result of the grant of a right to purchase Shares.

    TAX CONSEQUENCES OF EXERCISE OF RIGHT TO PURCHASE SHARES UNDER THE PLAN. No federal income tax is imposed on an employee upon the purchase of Shares under the Plan. The Company is not entitled to take a business expense deduction as a result of the purchase of Shares under the Plan.

    TAX CONSEQUENCES OF A QUALIFYING DISPOSITION OF SHARES. If an employee disposes of Plan Shares (including by way of gift) more than twelve months after the date of acquisition of the Shares, typically at the end of the Plan year ("Date of Purchase") or dies while owning Plan Shares, any gain is first recognized as ordinary income up to the lesser of (i) the excess of the fair market value of Shares at the time of disposition over the purchase price of such Shares, or (ii) the excess of the fair market value of Shares at the date the employee made the election to purchase the Shares (typically the beginning of the Plan year), over the purchase price. The employee's basis in Plan Shares is increased by any ordinary income recognized. Any remaining gain upon disposition is recognized as a long-term capital gain. If the employee disposes of Plan Shares more than twelve months after the Date of Purchase for less than the Purchase Price, a long-term capital loss is recognized.

    If an employee satisfies the long-term capital gain holding period requirements discussed above, then the Company will not be allowed a deduction with respect to the employee's disposition of the Shares.

    TAX CONSEQUENCES OF DISQUALIFYING DISPOSITION. If an employee disposes of Plan Shares less than one year after the Date of Purchase, then the employee would be treated as having received, at the time of disposition, compensation taxable as ordinary income. The amount recognized as ordinary income upon such disposition is the difference between the purchase price and the fair market value of Plan Shares at the Date of Purchase. The difference between the basis (the purchase price) of the Plan Shares, increased by any ordinary income recognized, and the selling price of the Plan Shares is a short-term capital gain or loss. In such event, as long as any applicable withholding obligations are satisfied, the Company may claim a deduction for compensation paid at the same time and in the same amount as the ordinary income recognized by the employee.

    FEDERAL INCOME TAX RATES. Compensation taxable to an employee is generally subject to a maximum income tax rate of 39.6%. Long-term capital gain is generally subject to a maximum effective tax rate of 20%.

    PARACHUTE PAYMENT SANCTIONS. Certain actions that may be taken by the Board of Directors in relation to the Plan may afford an employee (generally, officers or highly compensated employees) special protections or payments that are contingent on a change in the ownership of the Company, the effective control of the Company or the ownership of a substantial portion of the Company's assets. To the extent triggered by the occurrence of any such event, these special protections or payments may constitute "parachute payments" that, when aggregated with other parachute payments received by the employee, if any, could result in the employee's receiving "excess parachute payments" (a portion of which would be allocated to those protections or payments derived from the right to purchase Shares). The Company would not be allowed a deduction for any such excess parachute payment, and the recipient of the payment would be subject to a nondeductible 20% excise tax upon such payment in addition to income tax otherwise owed with respect to such payment.

                             EXECUTIVE COMPENSATION

EXECUTIVE COMPENSATION COMMITTEE REPORT

    The Executive Compensation Committee of the Board of Directors consists of five directors who are not employees of the Company. The Committee reviews the Company's executive compensation program and policies each year and determines the compensation of the executive officers.

    The Committee's overall policy regarding compensation of the Company's executive officers, including Mr. Stewart, is to provide competitive salary levels and compensation incentives that (i) attract and retain individuals of outstanding ability in these key positions, (ii) recognize individual performance and the performance of the Company relative to the performance of other companies of comparable size, complexity and quality, and (iii) support both the short-term and long-term goals of the Company. The Executive Compensation Committee believes this approach closely links the compensation of the Company's executives to the accomplishment of Company goals that coincide with shareholder objectives.

    In addition, the Executive Compensation Committee considers the anticipated tax treatment of the Company's executive compensation program. Section 162(m) of the Code generally limits the corporate tax deduction for compensation paid to executive officers named in the Summary Compensation Table to $1 million, unless certain conditions are met. The Company's policy is to qualify all executive compensation for deduction under applicable tax laws to the maximum extent possible.

    The executive compensation program has in the past included three elements that, taken together, constitute a flexible and balanced method of establishing total compensation for the Company's executive officers. These elements are (i) base salary, (ii) annual bonus plan awards, and (iii) long-term incentive awards, which include stock option grants.

    PROVIDING COMPETITIVE LEVELS OF COMPENSATION. The Executive Compensation Committee attempts to provide the Company's executives, including Mr. Stewart, with a total compensation package that is targeted at the 75th percentile of the market for executives holding comparable positions when the Company's performance justifies the payment of compensation at such levels. The Committee determines a competitive level of compensation for each executive based on information drawn from a variety of sources, including proxy statements of other companies and surveys conducted by compensation consultants. An independent consultant periodically reviews and provides survey data to the chief executive officer and the Executive Compensation Committee to compare the Company's executive compensation with compensation levels at companies in an industry peer group.

    While the targeted value of an executive's compensation package may be competitive, its actual value may exceed or fall below competitive levels depending on performance, as discussed below.

    BASE SALARIES. The Committee periodically reviews and establishes executive base salaries. Generally, base salaries are determined according to the following factors: the individual's experience level, scope and complexity of the position held and annual performance of the individual. Due to industry conditions in the fall of 1998 the Company undertook a number of cost reduction measures. Under these circumstances, the Company's executives recommended to the Committee that their salary increases be deferred. Accordingly, executives of the Company have not received increases in their base salaries for 1999.

    THE ANNUAL BONUS PLAN. The purpose of the annual bonus plan is to provide motivation toward and reward the accomplishment of corporate annual objectives and to provide a competitive compensation package that will attract, reward and retain individuals of the highest quality. As a pay-for-performance plan, cash bonus awards are paid based upon the achievement of corporate performance objectives established for the fiscal year.

    Targeted bonus award levels for the Company's executive officers are established by the Committee each year. The Company's annual performance measures are established jointly by the Committee and management. For 1998, bonus targets for the Company's Chief Executive Officer and its other executive officers were based on earnings per share objectives. These objectives are established at three levels: entry level, expected value (target level) and overachievement level. The Committee chooses not to disclose the specific earnings per share objectives because it believes such disclosure would be detrimental to the Company's competitive position with respect to the industry. The Company's 1998 earnings per share fell between the entry level and expected value, and each of the named executive officers, including Mr. Stewart, received a bonus according to the formula provided previously by the Committee for achieving that level.

    LONG-TERM INCENTIVE PROGRAM: PERFORMANCE UNITS AND STOCK OPTION GRANTS. The long-term incentive program was introduced in fiscal 1993 to focus management attention on Company performance over a period of time longer than one year in recognition of the long-term horizons for return on investments and strategic decisions in the energy services industry. The program is designed to motivate management to assist the Company in achieving a high level of long-term performance and serves to link this portion of executive compensation to long-term stockholder value. From 1993 to 1997, the Committee awarded performance units to executive officers on an annual basis. The awards generally vest at the end of a three-year period of time, based on Company performance over such time period measured against pre-established objectives. The Committee determined for 1998 awards to streamline the long-term incentive program by discontinuing the performance unit program and enhancing the stock option program discussed below.

    On October 12, 1998, the Committee reviewed the Company's performance for the three-year period ending September 30, 1998 for purposes of determining the performance criteria achievement level for the performance unit awards made in November 1995. Based on various performance factors including comparison of the Company's stock price to the peer group established at the time of grant (which has changed significantly due to mergers and acquisitions in the oilfield sector), earnings growth, return on equity growth and return on assets growth, the Compensation Committee decided that the 1995 performance units should vest at 66% of the maximum level. Therefore, a total of 123,145 Units were converted into Common Stock and issued to executive officers, 25,495 Units issuable to Mr. Stewart were deferred for a later issuance and 76,572 Units were cancelled.

    Under the Company's 1990 Stock Incentive Plan, 1995 Incentive Plan and 1997 Incentive Plan, the Committee may make grants of stock options to the Company's executive officers. These plans allow the Committee to promote the interests of the Company and its stockholders by encouraging the executive officers to increase their equity interest in the Company, thereby giving them added incentive to work toward the continued growth and success of the Company. Stock option grants for 1998 to each executive officer, including Mr. Stewart, were made under the 1997 Incentive Plan and were primarily based on the executive's degree of responsibility for and contribution to the growth and success of the Company, as well as on survey data provided by an independent consultant to the Committee regarding stock option grants at companies of similar size and in an industry peer group. Aggregate stock or option holdings of the executive officers have not been considered in determining the size of the option grants.

    KEY EMPLOYEE SHARE OPTION PLAN. In 1997, the Committee approved the BJ Services Company Key Employee Share Option Plan, called the "Keysop Plan," which allows participants to elect to receive, in lieu of salary and bonus, options to purchase certain designated mutual funds. An executive will not be taxed on the value of the mutual funds until the Keysop option is exercised, and the Company does not deduct such amount for tax purposes as compensation until the option is exercised.

                            ------------------------

    THIS REPORT OF THE EXECUTIVE COMPENSATION COMMITTEE SHALL NOT BE DEEMED INCORPORATED BY REFERENCE BY ANY GENERAL STATEMENT INCORPORATING BY REFERENCE THIS PROXY STATEMENT INTO ANY FILING UNDER THE SECURITIES ACT OF

1933, AS AMENDED, OR THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED, EXCEPT TO THE EXTENT THAT THE COMPANY SPECIFICALLY INCORPORATES THIS INFORMATION BY REFERENCE, AND SHALL NOT OTHERWISE BE DEEMED FILED UNDER SUCH ACTS.

                                          Don D. Jordan, Chairman
                                          L. William Heiligbrodt
                                          John R. Huff
                                          James E. McCormick
                                          Michael E. Patrick

December 10, 1998

                  PERFORMANCE GRAPH--TOTAL STOCKHOLDER RETURN
                     SEPTEMBER 1993 THROUGH SEPTEMBER 1998

    The Securities and Exchange Commission (the "SEC") requires that the Company include in its proxy statement a line graph presentation comparing cumulative, five-year total shareholder return with a general market index (S&P 500) and either an industry index or custom group of peers as selected by the Company. In the past, the Company has compared its performance against a group of companies (the "Peer Group") that for 1997 included Baker-Hughes Incorporated; Camco International, Inc.; Dresser Industries, Inc.; Halliburton Company; Schlumberger N.V.; Smith International, Inc.; Western Atlas Inc. and Weatherford International Incorporated. During fiscal 1998, Baker-Hughes Incorporated acquired Western Atlas Inc.; Halliburton Company acquired Dresser Industries, Inc.; Schlumberger N.V. acquired Camco International, Inc.; and Energy Ventures Inc. acquired Weatherford International Incorporated. Due to these changes, the Peer Group includes only the following companies: Baker-Hughes Incorporated, Halliburton Company, Schlumberger N.V., and Smith International, Inc.

    As required by the SEC, the Peer Group data is presented in the following chart. The graph assumes investments of $100 on September 30, 1993, and reinvestment of all dividends.

    THIS PERFORMANCE GRAPH SHALL NOT BE DEEMED INCORPORATED BY REFERENCE BY ANY GENERAL STATEMENT INCORPORATING BY REFERENCE THIS PROXY STATEMENT INTO ANY FILING UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED, EXCEPT TO THE EXTENT THAT THE COMPANY SPECIFICALLY INCORPORATES THIS INFORMATION BY REFERENCE, AND SHALL NOT OTHERWISE BE DEEMED FILED UNDER SUCH ACTS.

INDEXED TOTAL STOCKHOLDER RETURN
  SEPTEMBER 1993-SEPTEMBER 1998

EDGAR REPRESENTATION OF DATA POINTS USED IN PRINTED GRAPHIC

           BJ SERVICES

                Company    S&P 500    Peer Group
Sep-93             $100       $100          $100
Sep-94              $90       $101           $99
Sep-95             $115       $127          $118
Sep-96             $166       $150          $187
Sep-97             $339       $206          $371
Sep-98             $149       $222          $174

    The following information relates to compensation paid by the Company for fiscal 1996, 1997 and 1998 to the Company's Chief Executive Officer and each of the other four most highly compensated executive officers in 1998:

                           SUMMARY COMPENSATION TABLE

                                                                               LONG-TERM COMPENSATION
                                                                          ---------------------------------
                                       ANNUAL COMPENSATION                             AWARDS
                           --------------------------------------------   ---------------------------------
           (a)             (b)     (c)      (d)             (e)                 (f)               (g)
                                                                                              SECURITIES
        NAME AND                                        OTHER ANNUAL        RESTRICTED        UNDERLYING
   PRINCIPAL POSITION      YEAR  SALARY   BONUS(1)    COMPENSATION(2)      STOCK AWARDS     OPTIONS/SARS(3)
-------------------------  ----  -------  --------   ------------------   ---------------   ---------------

                                   ($)      ($)             ($)                 ($)               (#)
J. W. Stewart              1998  604,508  198,192                                               240,000
  President and Chief      1997  568,340  778,960                                                32,224
  Executive Officer        1996  504,168  708,750                                                42,787

Michael McShane            1998  270,834   68,987                                                76,000
  Sr Vice President--      1997  255,838  273,004                                                10,890
  Finance and Chief        1996  231,674  246,750                                                14,364
  Financial Officer

Kenneth A. Williams        1998  227,170   49,818                                                75,000
  Vice President and       1997  210,000  159,750                                                 7,434
  President, US            1996  191,834  146,250                                                 9,932
  Operations

Thomas H. Koops            1998  222,168   48,735                                                76,000
  Vice President--         1997  204,840  140,405                                                 7,260
  Technology and           1996  186,334  127,575                                                 9,627
  Logistics

David Dunlap               1998  221,168   48,735                                                76,000
  Vice President and       1997  196,674  151,506                                                 7,050
  President,               1996  160,220  127,500                                                 9,423
  International
  Operations

                            PAYOUTS
                           ----------
           (a)                (h)             (i)
        NAME AND              LTIP         ALL OTHER
   PRINCIPAL POSITION      PAYOUTS(4)   COMPENSATION(5)
-------------------------  ----------   ---------------
                              ($)             ($)
J. W. Stewart               376,599         42,123
  President and Chief             0         39,480
  Executive Officer               0         34,563
Michael McShane             461,371         17,685
  Sr Vice President--             0         15,225
  Finance and Chief               0         13,800
  Financial Officer
Kenneth A. Williams         382,833         12,365
  Vice President and              0         12,801
  President, US                   0          8,813
  Operations
Thomas H. Koops             370,416         16,293
  Vice President--                0         13,992
  Technology and                  0         12,025
  Logistics
David Dunlap                362,563         10,544
  Vice President and              0          9,663
  President,                      0          6,950
  International
  Operations

------------------------------

(1) Includes bonuses earned in the reported fiscal year and paid in the following fiscal year.

(2) Perquisites and other personal benefits paid or distributed during 1998 to the persons listed in the compensation table above did not exceed, with respect to any individual, the lesser of $50,000 or 10 percent of such individual's total salary and bonus.

(3) Includes options earned in the reported fiscal year and granted subsequent to the end of the fiscal year.

(4) Reflects shares of Common Stock issued with respect to performance awards granted under the 1990 Stock Incentive Plan. Also includes cash awards to offset the federal income tax payable by the recipients of such shares. The Executive Compensation Committee elected to defer the vesting of a portion of Mr. Stewart's performance awards to future years to stay within the limits of Internal Revenue Code Section 162(m). The value of such performance awards, plus the associated cash tax bonus that would have been payable to Mr. Stewart, had such awards vested in 1998 with the other awards, was $654,134.

    Due to significant merger and acquisition activity within the Company's industry peer group the Executive Compensation Committee determined that the original performance criterion was inappropriate to evaluate management's performance. As a result the Committee compared stock price performance, earnings growth, return on equity growth and return on assets growth for the Company with a revised peer group in determining the extent of vesting of the performance awards.

(5) The amount shown in this column is the annual Company contribution to the Company's 401(k) defined contribution plan on behalf of each executive officer.

                     OPTIONS/SAR GRANTS IN LAST FISCAL YEAR

                                                                                          POTENTIAL REALIZABLE VALUE
                                                                                          AT ASSUMED ANNUAL RATES OF
                                                                                           STOCK PRICE APPRECIATION
                                   INDIVIDUAL GRANTS                                           FOR OPTION TERM
----------------------------------------------------------------------------------------  --------------------------
            (a)                    (b)             (c)            (d)           (e)           (f)           (g)
---------------------------  ---------------  --------------  -----------  -------------  ------------  ------------
                                NUMBER OF       % OF TOTAL
                               SECURITIES      OPTIONS/SARS    EXERCISE
                               UNDERLYING       GRANTED TO      OR BASE
                              OPTIONS/SARS     EMPLOYEES IN    PRICE ($     EXPIRATION
NAME                          GRANTED(#)(1)    FISCAL YEAR      /SHARE)        DATE          5% ($)       10% ($)
---------------------------  ---------------  --------------  -----------  -------------  ------------  ------------
J. W. Stewart                    240,000(2)          12.6%         14.13      10/12/2008     2,131,953     5,402,787

Michael McShane                   76,000(2)           4.0%         14.13      10/12/2008       675,118     1,710,883

Kenneth A. Williams               75,000(2)           3.9%         14.13      10/12/2008       666,235     1,688,371

Thomas H. Koops                   76,000(2)           4.0%         14.13      10/12/2008       675,118     1,710,883

David Dunlap                      76,000(2)           4.0%         14.13      10/12/2008       675,118     1,710,883

------------------------

(1) All options reflected in this table were earned in fiscal 1998. No stock appreciation rights ("SARs") were granted in tandem with the options reflected in this table. The options reflected in this table do not include options earned in fiscal 1997 and granted on November 24, 1997, which were previously reported.

(2) Represents options granted on October 12, 1998. Such options will become exercisable ratably over a four year period, with one-fourth of each grant vesting on each of the first, second, third and fourth anniversaries of the date of grant.

AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR AND FY-END OPTION/SAR VALUES

                                                                                                          VALUE OF
                                                                                                        UNEXERCISED
                                                                       NUMBER OF SECURITIES UNDERLYING  IN-THE-MONEY
                                                                         UNEXERCISED OPTIONS/SARS AT    OPTIONS/SARS
                                                                                  FY-END(#)             AT FY-END($)
                              SHARES ACQUIRED ON                       -------------------------------  ------------
NAME                              EXERCISE(#)       VALUE REALIZED($)  EXERCISABLE   UNEXERCISABLE(1)   EXERCISABLE
---------------------------  ---------------------  -----------------  ------------  -----------------  ------------
J.W. Stewart                               0                    0          689,873          332,973        4,201,970

Michael McShane                            0                    0          179,390          107,356        1,048,669

Kenneth A. Williams                        0                    0          119,259           96,489          699,709

Thomas H. Koops                            0                    0          179,752           96,938        1,109,963

David Dunlap                               0                    0           64,672           96,382          296,088


NAME                         UNEXERCISABLE(1)
---------------------------  -----------------
J.W. Stewart                        623,530
Michael McShane                     199,612
Kenneth A. Williams                 185,727
Thomas H. Koops                     187,044
David Dunlap                        186,502

------------------------

(1) Includes options earned in fiscal 1998 and granted on October 12, 1998.

                              SEVERANCE AGREEMENTS

    The Company has severance agreements with certain executive officers, including each of the named executive officers shown in the Summary Compensation Table, as well as with Matthew D. Fitzgerald, Margaret B. Shannon, Taylor M. Whichard III, and Stephen A. Wright. The severance agreements were effective August 27, 1993, except for Ms. Shannon's agreement, which was effective February 14, 1994 and Mr. Dunlap's agreement, which was effective November 27, 1995. The agreements have initial terms of approximately three years and are automatically extended for an additional year at the end of each year of the agreements unless the Company has given one year's prior notice of termination. These agreements are intended to provide for continuity of management in the event of a change in control of the Company. The agreements provide that covered executive officers could be entitled to certain severance benefits following a change in control of the Company. If, following a change in control, the executive is terminated by the Company for any reason, other than for death, disability or for cause, or if such executive officer terminates his or her employment for good reason (as this term is defined in the agreements), then the executive officer is entitled to a severance payment that will be three times the sum of the executive officer's base salary and bonus amount, as defined in the agreements. The severance payment is generally made in the form of a lump sum. For a period of up to one year, the Company would also provide life, disability, accident and health insurance coverage substantially similar to the benefits provided before termination.

    If a change in control occurs, the severance agreements are effective for a period of two years from the date of such change in control. Under the severance agreements, a change in control would generally include any of the following events: (i) any "person" as defined in the Securities Exchange Act of 1934, as amended, acquires 25 percent or more of the Company's voting securities; (ii) a majority of the Company's directors are replaced during a two-year period; (iii) stockholders approve a merger, resulting in (a) 60% or less of the common stock and voting securities of the surviving corporation being owned by the same persons that owned the Common Stock of the Company immediately prior to such merger, (b) a person owning 25% or more of the surviving corporation's common stock or voting securities, or (c) replacement of a majority of the members of the Board of Directors; or (iv) the Company's stockholders approve a liquidation or sale of the Company's assets. In the event that any payments made in connection with a change in control would be subject to the excise tax imposed by Section 4999 of the Code, the Company would pay an additional payment (a "gross-up" payment) sufficient to satisfy such excise tax obligations and any additional taxes imposed with respect to such gross-up payment.

            SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

    Based solely upon a review of reports on Forms 3 and 4 and amendments thereto furnished to the Company during its most recent fiscal year and reports on Form 5 and amendments thereto furnished to the Company with respect to its most recent fiscal year, and written representations from reporting persons that no Form 5 was required, the Company believes that all filing requirements applicable to its officers, directors and beneficial owners under Section 16(a) of the Exchange Act were complied with during fiscal 1998.

                                  SOLICITATION

    The Company will bear the cost of the solicitation of proxies. In addition to solicitation by mail, certain of the directors, officers or regular employees of the Company may, without extra compensation, solicit the return of proxies by telephone or electronic media. Arrangements will be made with brokerage houses, custodians and other fiduciaries to send proxy material to their principals, and they will be reimbursed by the Company for any out-of-pocket expenses. Georgeson & Company Inc. will assist the Company in proxy solicitation and will receive a fee of $8,000 plus reimbursement of certain charges and expenses.

                               VOTING PROCEDURES

    A majority of the outstanding shares of Common Stock present or represented by proxy at the meeting constitutes a quorum for the transaction of business. The inspector of elections appointed by the Company will count all votes cast, in person or by submission of a properly executed proxy, before the closing of the polls at the meeting. The affirmative vote of holders of a majority of the Common Stock present or represented by proxy at the meeting and entitled to vote is required for the election of each director nominee and for the approval of the Plan. Therefore, abstentions have the effect of a negative vote. Broker non-votes will not be taken into account in determining the outcome of the election of directors or the approval of the Plan.

                              INDEPENDENT AUDITORS

    Deloitte & Touche LLP, independent public accountants, audited the Company's consolidated financial statements for fiscal 1998, and have advised the Company that they will have a representative available at the 1999 Annual Meeting to respond to appropriate questions. Such representative will be permitted to make a statement if he desires to do so. The Company has not yet selected independent public accountants to audit its 1999 consolidated financial statements. The Company intends to engage its accountants for such purpose in May 1999.

                           PROPOSALS OF STOCKHOLDERS

    Proposals of stockholders intended to be presented at the 2000 Annual Meeting of Stockholders must be received by the Secretary of the Company at its principal executive offices by August 23, 1999 to be considered for inclusion in the proxy statement and form of proxy relating to the 2000 Annual Meeting. Under the Company's Bylaws, in order for any stockholder proposal that is not included in such proxy statement and form of proxy to be brought before the 2000 Annual Meeting, such proposal must be received by the Secretary of the Company at its principal executive offices by October 30, 1999.

    The Annual Report of the Company for the year ended September 30, 1998, including audited financial statements, is enclosed with this proxy statement but does not constitute a part of the proxy soliciting material. Additional copies of the Annual Report are available without charge, upon request.

    BJ SERVICES COMPANY WILL FURNISH A COPY OF ITS ANNUAL REPORT ON FORM 10-K FOR THE YEAR ENDED SEPTEMBER 30, 1998, WITHOUT EXHIBITS, WITHOUT CHARGE TO EACH PERSON WHO FORWARDS A WRITTEN REQUEST TO ROBERT C. COONS, DIRECTOR, CORPORATE COMMUNICATIONS, BJ SERVICES COMPANY, 5500 NORTHWEST CENTRAL DRIVE, HOUSTON, TEXAS 77092-2036.

                              BJ SERVICES COMPANY
                       1999 EMPLOYEE STOCK PURCHASE PLAN

1. PLAN. The purpose of the BJ SERVICES COMPANY 1999 EMPLOYEE STOCK PURCHASE PLAN (the "Plan") is to furnish to eligible employees an incentive to advance the best interests of BJ SERVICES COMPANY (the "Company") by providing a method whereby they voluntarily may purchase stock of the Company at a favorable price and upon favorable terms.

2. ADMINISTRATION OF THE PLAN. The Plan shall be administered by a committee (the "Committee") of three or more directors of the Company appointed by the Board of Directors of the Company (the "Board"). Each member of the Committee shall serve for a term commencing on a date specified by the Board and continuing until he dies, resigns, or is removed from office by the Board. Subject to the provisions of the Plan, the Committee shall interpret the Plan and all options granted under the Plan, shall make such rules as it deems necessary for the proper administration of the Plan, shall make all other determinations necessary or advisable for the administration of the Plan and shall correct any defect or supply any omission or reconcile any inconsistency in the Plan or in any option granted under the Plan in the manner and to the extent that the Committee deems desirable to carry the Plan or any option into effect. Any action taken or determination made by the Committee pursuant to this and the other paragraphs of the Plan shall be conclusive on all parties. The act or determination of a majority of the Committee shall be deemed to be the act or determination of the Committee. The Committee shall not be liable for any decision, determination or action taken in good faith in connection with the administration of the Plan. The Committee shall have the authority to delegate routine day-to-day administration of the Plan to such officers and employees of the Company as the Committee deems appropriate.

3. ELIGIBILITY. All employees of the Company and those of any present or future subsidiary corporations of the Company (within the meaning of Section 424(f) of the Internal Revenue Code of 1986, as amended (the "Code")) who are scheduled to work more than 20 hours per week during the option period (defined below) shall be eligible to participate in the Plan; provided, however, no option shall be granted to an employee if such employee, immediately after the option is granted, owns stock possessing five percent or more of the total combined voting power or value of all classes of stock of the Company or of its parent or subsidiary corporation (within the meaning of Sections 423(b)(3) and 424(d) of the Code).

4. STOCK SUBJECT TO THE PLAN. Subject to the provisions of paragraph 11 (relating to adjustment upon changes in stock), the aggregate number of shares which may be sold pursuant to options granted under the Plan shall not exceed 3,000,000 shares of the authorized $.10 par value common stock of the Company ("Stock"), which shares may be unissued shares or reacquired shares or shares bought on the market for purposes of the Plan. Should any option granted under the Plan expire or terminate prior to its exercise in full, the shares theretofore subject to such option may again be subject to an option granted under the Plan. Any shares which are not subject to outstanding options upon the termination of the Plan shall cease to be subject to the Plan.

5. GRANT OF OPTIONS.

    (a) GENERAL STATEMENT: "DATE OF GRANT"; "OPTION PERIOD"; "DATE OF EXERCISE". Following the effective date of the Plan and continuing while the Plan remains in force, the Company will offer options under the Plan to all eligible employees to purchase shares of Stock. These options shall be granted once each year on a date to be determined by the Committee (each of which dates is hereinafter referred to as a "date of grant"). The term of each option is 12 months (each of which 12 month periods is hereinafter referred to as an "option period") which shall begin on a date of grant (the last day of each option period is hereinafter referred to as a "date of exercise"). The number of shares subject to each option shall be the quotient of the payroll deductions authorized by each participant in accordance with subparagraph (b) extended for the option period divided by the "option price" (defined below) of the Stock on the date of grant, as defined by subparagraph 6(b), excluding all fractions.

                                                                      APPENDIX A

    (b) ELECTION TO PARTICIPATE: PAYROLL DEDUCTION AUTHORIZATION. Except as provided in subparagraph (f), an eligible employee may participate in the Plan only by means of payroll deduction. Each eligible employee who elects to participate in the Plan shall deliver to the Company during the calendar month next preceding a date of grant a written payroll deduction authorization in a form prepared by the Company whereby he gives notice of his election to participate in the Plan as of the next following date of grant, and whereby he designates a stated amount to be deducted from his compensation on each pay day and paid into the Plan for his account. The stated amount may not be less than a sum which will result in the payment into the Plan of at least $5.00 each pay day. The stated amount may not exceed either of the following: (i) 10% of the amount of "eligible compensation" (as defined in subparagraph (d)) from which the deduction is made; or (ii) an amount which will result in noncompliance with the $25,000 limitation stated in subparagraph (e).

    (c) CHANGES IN PAYROLL AUTHORIZATION. The payroll deduction authorization referred to in subparagraph (b) may not be changed during the option period.

    (d) "ELIGIBLE COMPENSATION" DEFINED. The term "eligible compensation" means regular rate of pay on the date of grant. In the case of salesmen only, "eligible compensation" includes regular commissions and bonuses. "Eligible compensation" does not include management incentives and bonuses, overtime, extended work-week premiums, or other special payments, fees, or allowances.

    (e) $25,000 LIMITATION. No employee shall be granted an option under the Plan to the extent the grant of an option under the Plan would permit his rights to purchase Stock under the Plan and under all other employee stock purchase plans of the Company and its parent and subsidiary corporations (as such terms are defined in Section 424(e) and (f) of the Code) to accrue at a rate which exceeds $25,000 of fair market value of Stock (determined at the time the option is granted) for each calendar year in which any such option granted to such employee is outstanding at any time (within the meaning of Section 423(b)(8) of the Code).

    (f) LEAVES OF ABSENCE. During a paid leave of absence approved by the Company and meeting the requirements of Treasury Regulation Section 1.421-7(h)(2), a participant's elected payroll deductions shall continue. A participant may not contribute to the Plan during an unpaid leave of absence. If a participant takes an unpaid leave of absence that is approved by the Company and meets the requirements of Treasury Regulation Section 1.421-7(h)(2), then such participant's payroll deductions for such option period that were made prior to such leave may remain in the Plan and be used to purchase Stock under the Plan on the date of exercise relating to such option period. If a participant takes a leave of absence that is not described in the first or third sentence of this subparagraph 5(f), then he shall be considered to have withdrawn from the Plan pursuant to the provisions of paragraph 7 hereof. Further, notwithstanding the preceding provisions of this subparagraph 5(f), if a participant takes a leave of absence that is described in the first or third sentence of this subparagraph 5(f) and such leave of absence exceeds 90 days, then he shall be considered to have withdrawn from the Plan pursuant to the provisions of paragraph 7 hereof on the 91st day of such leave of absence.

    (g) CONTINUING ELECTION. Subject to the limitation set forth in subparagraph 5(e), a participant (i) who has elected to participate in the Plan pursuant to subparagraph 5(b) as of a date of grant and (ii) who takes no action to change or revoke such election as of the next following date of grant and/or as of any subsequent date of grant prior to any such respective date of grant shall be deemed to have made the same election, including the same attendant payroll deduction authorization, for such next following and/or subsequent date(s) of grant as was in effect immediately prior to such respective date of grant. Payroll deductions that are limited by subparagraph 5(e) shall recommence at the rate provided in such participant's payroll deduction authorization at the beginning of the first option period that is scheduled to end in the following calendar year, unless the participant changes the amount of his payroll deduction

                                                                      APPENDIX A

authorization pursuant to paragraph 5, withdraws from the Plan as provided in paragraph 7, or is terminated from participation in the Plan as provided in paragraph 8.

6. EXERCISE OF OPTIONS.

    (a) GENERAL STATEMENT. Subject to the limitation set forth in subparagraph 5(e), each eligible employee who is a participant in the Plan automatically and without any act on his part will be deemed to have exercised his option on each date of exercise to the extent that the balance then in his account under the Plan is sufficient to purchase at the "option price" (as defined in subparagraph
(b)) whole shares of Stock subject to his option. Any balance remaining in his account after payment of the purchase price of those whole shares shall be refunded to him promptly.

    (b) "OPTION PRICE" DEFINED. The option price per share of Stock to be paid by each optionee on each exercise of his option shall be a sum equal to 85% of the fair market value of the Stock on the date of exercise or on the date of grant, whichever amount is lesser. The fair market value of the Stock on the date of exercise or, as the case may be, on the date of grant shall be the per share price of the last sale of such stock reported on the New York Stock Exchange composite tape prior to such date. If the Stock is traded over the counter at the time a determination of its fair market value is required to be made hereunder, its fair market value shall be deemed to be equal to the average between the reported high and low or closing bid and asked prices of Stock on the most recent date on which Stock was publicly traded. In the event Stock is not publicly traded at the time a determination of its value is required to be made hereunder, the determination of its fair market value shall be made by the Committee in such manner as it deems appropriate.

    (c) DELIVERY OF SHARE CERTIFICATES. The Company will deliver to each optionee a certificate issued in his name for the number of shares of Stock with respect to which his option was exercised and for which he has paid the option price. The certificate will be delivered as soon as practicable following the date of exercise. In the event the Company is required to obtain from any commission or agency authority to issue any such certificate, the Company will seek to obtain such authority. Inability of the Company to obtain from any such commission or agency authority which counsel for the Company deems necessary for the lawful issuance of any such certificate shall relieve the Company from liability to any participant in the Plan except to return to him the amount of the balance in his account.

7. WITHDRAWAL FROM THE PLAN.

    (a) GENERAL STATEMENT. Any participant may withdraw in whole from the Plan at any time. Partial withdrawals shall not be permitted. A participant who wishes to withdraw from the Plan must deliver to the Company a notice of withdrawal in a form prepared by the Company. The Company, promptly following the time when the notice of withdrawal is delivered, will refund to the participant the amount of the balance in his account under the Plan; and thereupon, automatically and without any further act on his part, his payroll deduction authorization, his interest in the Plan, and his option under the Plan shall terminate.

    (b) ELIGIBILITY FOLLOWING WITHDRAWAL. A participant who withdraws from the Plan shall be eligible to participate again in the Plan upon expiration of the option period during which he withdrew (provided that he is otherwise eligible to participate in the Plan at such time).

8. TERMINATION OF EMPLOYMENT.

    (a) TERMINATION OF EMPLOYMENT OTHER THAN BY RETIREMENT, DISABILITY OR DEATH. If the employment of a participant terminates other than by retirement, disability or death, his participation in the Plan automatically and without any act on his part shall terminate as of the date of the termination of his employment. The Company promptly will refund to him the amount of the balance in his account under the Plan, and thereupon his interest in the Plan and option under the Plan shall terminate.

                                                                      APPENDIX A

    (b) TERMINATION OF EMPLOYMENT BY RETIREMENT, DEATH OR DISABILITY. If the employment of a participant terminates after such participant has attained age 65 or due to such participant's death or permanent and total disability (within the meaning of Section 22(e)(3) of the Code), then such participant, or such participant's personal representative, as applicable, shall have the right to elect either to:

        (1) withdraw all of such participant's accumulated unused payroll deductions under the Plan; or

        (2) exercise such participant's option for the purchase of Stock on the last day of the option period during which termination of employment occurs for the purchase of the number of full shares of Stock which the accumulated payroll deductions at the date of such participant's termination of employment will purchase at the applicable option price (subject to subparagraph 5(e)), with any excess payroll deduction amounts to be returned to such participant or such personal representative.

        The participant or, if applicable, such personal representative, must make such election by giving written notice to the Committee at such time and in such manner as the Committee prescribes. In the event that no such written notice of election is timely received by the Committee, the participant or personal representative will automatically be deemed to have elected as set forth in clause (2) above, and promptly after the exercise so described in clause (2) above, all shares of Stock in such participant's account under the Plan shall be distributed to the participant or such personal representative.

9. RESTRICTION UPON ASSIGNMENT. An option granted under the Plan shall not be transferable otherwise than by will or the laws of descent and distribution. Each option shall be exercisable, during his lifetime, only by the employee to whom granted. The Company will not recognize and shall be under no duty to recognize any assignment or purported assignment by an employee of his option or of any rights under his option or under the Plan.

10. NO RIGHTS OF STOCKHOLDER UNTIL CERTIFICATE ISSUES. With respect to shares of Stock subject to an option, an optionee shall not be deemed to be a stockholder, and he shall not have any of the rights or privileges of a stockholder. An optionee shall have the rights and privileges of a stockholder when, but not until, a certificate for shares has been issued to him following exercise of his option.

11. CHANGES IN STOCK; ADJUSTMENT. Whenever any change is made in the Stock, by reason of a stock dividend or by reason of subdivision, stock split, reverse stock split, recapitalization, reorganization, combination, reclassification of shares or other similar change, appropriate action will be taken by the Board to adjust accordingly the number of shares subject to the Plan and the number and option price of shares subject to options outstanding under the Plan.

    If the Company shall not be the surviving corporation in any merger or consolidation (or survives only as a subsidiary of an entity other than a previously wholly-owned subsidiary of the Company), or if the Company is to be dissolved or liquidated, then unless a surviving corporation assumes or substitutes new options (within the meaning of Section 424(a) of the Code) for all options then outstanding, (i) the date of exercise for all options then outstanding shall be accelerated to dates fixed by the Board prior to the effective date of such merger or consolidation or such dissolution or liquidation, (ii) an employee (or his legal representative) may make a lump-sum deposit prior to the date of exercise in lieu of the remaining payroll deductions which otherwise would have been made, and (iii) upon such effective date any unexercised options shall expire.

12. USE OF FUNDS: NO INTEREST PAID. All funds received or held by the Company under the Plan will be included in the general funds of the Company free of any trust or other restriction, and may be used for any corporate purpose. No interest will be paid to any participant or credited to his account under the Plan.

13. TERM OF THE PLAN. The Plan shall be effective upon the date of its adoption by the Board, provided the Plan is approved by the stockholders of the Company within twelve months thereafter. Notwithstanding

                                                                      APPENDIX A

any provision in the Plan, no option granted under the Plan shall be exercisable prior to such stockholder approval, and, if the stockholders of the Company do not approve the Plan by the date of exercise of the first option granted hereunder, then the Plan shall automatically terminate, no options may be exercised hereunder, and the Company promptly shall refund to each participant the amount of such participant's payroll deductions under the Plan; and thereupon, automatically and without any further act on his part, his payroll deduction authorization and his interest in unexercised options under the Plan shall terminate. Except with respect to options then outstanding, if not sooner terminated under the provisions of paragraph 14, the Plan shall terminate upon and no further options shall be granted after December 10, 2008.

14. AMENDMENT OR TERMINATION OF THE PLAN. The Board in its discretion may terminate the Plan at any time with respect to any shares for which options have not theretofore been granted. The Board shall have the right to alter or amend the Plan or any part thereof from time to time; provided, that no change in any option theretofore granted may be made which would impair the rights of the optionee without the consent of such optionee; and provided, further, that the Board may not make any alteration or amendment which would materially increase the benefits accruing to participants under the Plan, increase the aggregate number of shares which may be issued pursuant to the provisions of the Plan (other than as a result of the antidilution provisions of the Plan), change the class of individuals eligible to receive options under the Plan, extend the term of the Plan, cause options issued under the Plan to fail to meet the requirements of employee stock purchase options as defined in Section 423 of the Code, or otherwise modify the requirements as to eligibility for participation in the Plan without the approval of the stockholders of the Company.

15. SECURITIES LAWS. The Company shall not be obligated to issue any Stock pursuant to any option granted under the Plan at any time when the shares covered by such option have not been registered under the Securities Act of 1933 and such other state and federal laws, rules or regulations as the Company or the Committee deems applicable and, in the opinion of legal counsel for the Company, there is no exemption from the registration requirements of such laws, rules or regulations available for the issuance and sale of such shares.

    Further, all Stock acquired pursuant to the Plan shall be subject to the Company's policies concerning compliance with securities laws and regulations, as such policies may be amended from time to time. The terms and conditions of options granted hereunder to, and the purchase of shares by, persons subject to
Section 16 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), shall comply with any applicable provisions of Rule 16b-3. As to such persons, the Plan shall be deemed to contain, and such options shall contain, and the shares issued upon exercise thereof shall be subject to, such additional conditions and restrictions as may be required from time to time by Rule 16b-3 to qualify for the maximum exemption from Section 16 of the Exchange Act with respect to Plan transactions.

16. NO RESTRICTION ON CORPORATE ACTION. Nothing contained in the Plan shall be construed to prevent the Company or any subsidiary from taking any corporate action which is deemed by the Company or such subsidiary to be appropriate or in its best interest whether or not such action would have an adverse effect on the Plan or any award made under the Plan. No employee, beneficiary or other person shall have any claim against the Company or any subsidiary as a result of any such action.

17. MISCELLANEOUS PROVISIONS.

    (a) PARENT AND SUBSIDIARY CORPORATIONS. For all purposes of the Plan, a corporation shall be considered to be a parent or subsidiary corporation of the Company only if such corporation is a parent or subsidiary corporation of the Company within the meaning of Sections 424(e) and (f) of the Code.

                                                                      APPENDIX A

    (b) NUMBER AND GENDER. Wherever appropriate herein, words used in the singular shall be considered to include the plural and words used in the plural shall be considered to include the singular. The masculine gender, where appearing in the Plan, shall be deemed to include the feminine gender.

    (c) HEADINGS. The headings and subheadings in the Plan are included solely for convenience, and if there is any conflict between such headings or subheadings and the text of the Plan, the text shall control.

    (d) NOT A CONTRACT OF EMPLOYMENT. The adoption and maintenance of the Plan shall not be deemed to be a contract between the Company and any person or to be consideration for the employment of any person. Participation in the Plan at any given time shall not be deemed to create the right to participate in the Plan, or any other arrangement permitting an employee of the Company to purchase Stock at a discount, in the future. The rights and obligations under any participant's terms of employment with the Company shall not be affected by participation in the Plan. Nothing herein contained shall be deemed to give any person the right to be retained in the employ of the Company or to restrict the right of the Company to discharge any person at any time, nor shall the Plan be deemed to give the Company the right to require any person to remain in the employ of the Company or to restrict any person's right to terminate his employment at any time. The Plan shall not afford any participant any additional right to compensation as a result of the termination of such participant's employment for any reason whatsoever.

    (e) COMPLIANCE WITH APPLICABLE LAWS. The Company's obligation to offer, issue, sell or deliver Stock under the Plan is at all times subject to all approvals of and compliance with any governmental authorities (whether domestic or foreign) required in connection with the authorization, offer, issuance, sale or delivery of Stock as well as all federal, state, local and foreign laws. Without limiting the scope of the preceding sentence, and notwithstanding any other provision in the Plan, the Company shall not be obligated to grant options or to offer, issue, sell or deliver Stock under the Plan to any employee who is a citizen or resident of a jurisdiction the laws of which, for reasons of its public policy, prohibit the Company from taking any such action with respect to such employee.

    (f) SEVERABILITY. If any provision of the Plan shall be held illegal or invalid for any reason, said illegality or invalidity shall not affect the remaining provisions hereof; instead, each provision shall be fully severable and the Plan shall be construed and enforced as if said illegal or invalid provision had never been included herein.

    (g) GOVERNING LAW. All provisions of the Plan shall be construed in accordance with the laws of Texas except to the extent preempted by federal law.

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
     THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN.  IF NO DIRECTION IS MADE, THIS
     PROXY WILL BE VOTED FOR THE ELECTION OF THE NOMINEES FOR DIRECTOR AND FOR PROPOSAL NO. 2.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE ELECTION OF THE NOMINEES FOR DIRECTOR AND FOR PROPOSAL NO. 2.

     1.  To elect three Class III directors to    FOR all nominees  /X/  WITHHOLD AUTHORITY to vote      /X/   *EXCEPTIONS /X/
         serve a three-year term and one          listed below           for all nominees listed below
         Class II director.

     Nominees for election as Class III directors: L. William Heiligbradt, James L. Payne and J.W. Stewart
     Nominee for election as Class II director, James E. McCormick
     (INSTRUCTIONS: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE, MARK THE "EXEMPTION" BOX AND WRITE THAT NOMINEE'S
     NAME IN THE SPACE PROVIDED BELOW.)
     * Exceptions

--------------------------------------------------------------------------------------------------------------------------------

     2.  To approve the BJ Services Company 1999 Employee Stock Purchase Plan.     FOR   /X/    AGAINST    /X/    ABSTAIN    /X/
     3.  In the discretion of the proxies, such other business as may properly come before the meeting and any adjournments or postponements thereof.

                                                                                                 CHANGE OF ADDRESS AND
                                                                                                 OR COMMENTS MARK HERE    /X/

                                                                                         NOTE: Please sign, date and return your
                                                                                         instruction promptly in the enclosed
                                                                                         envelope.  Sign exactly as name(s)
                                                                                         appear(s) hereon.  Joint partners should
                                                                                         both sign.  When signing as attorney,
                                                                                         executor, administrator, trustee or
                                                                                         guardian or other fiduciary, please give
                                                                                         full title as such.

                                                                                         Dated:                              , 199
                                                                                               ------------------------------     --

                                                                                         -------------------------------------------
                                                                                                         Signature(s)

                                                                                         -------------------------------------------
                                                                                                         Signature(s)
                                                                                         VOTES MUST BE INDICATED
(PLEASE SIGN, DATE AND RETURN THIS PROXY IN THE ENCLOSED POSTAGE PREPAID ENVELOPE.)      (x) IN BLACK OR BLUE INK.    / /
------------------------------------------------------------------------------------------------------------------------------------

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                             BJ SERVICES COMPANY
              PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
          FOR THE ANNUAL MEETING OF STOCKHOLDERS ON JANUARY 28, 1999

     The Annual Meeting of the Stockholders of BJ Services Company (the "Company") will be held on Thursday, Janaury 28, 1999, at 11:00 a.m. local time, at The Omni Hotel located at Four Riverway, Houston, Texas, for the following purposes:

     1. To elect three Class III directors to serve a three-year term and one Class II director;

     2.  To approve the BJ Services Company 1999 Employee Stock Purchase
Plan; and

     3. To transact such other business as may properly come before the meeting and any adjournment thereof.

     The undersigned having received the notice and accompanying Proxy Statement for said meeting hereby constitutes and appoints J. W. Stewart, Michael McShane and Margaret B. Shannon, and each of them, his true and lawful agents and proxies with power of substitution and resubstitution in each, to represent and vote at the Annual Meeting scheduled to be held on January 28, 1999, or at any adjournment or postponement thereof on all matters coming before said meeting, all shares of common stock of BJ Services Company which the undersigned may be entitled to vote. The above proxies are hereby instructed to vote as shown on the reverse side of this card.

                           YOUR VOTE IS IMPORTANT

TO ASSURE YOUR REPRESENTATION AT THE
MEETING, PLEASE SIGN, DATE AND RETURN YOUR
PROXY AS PROMPTLY AS POSSIBLE.  AN ENVELOPE,       BJ SERVICES COMPANY
WHICH REQUIRES NO POSTAGE IF MAILED IN THE         P.O. BOX 11099
UNITED STATES, IS ENCLOSED FOR THIS PURPOSE.       NEW YORK, N.Y. 10203-0099

(CONTINUED AND TO BE DATED AND SIGNED ON THE REVERSE SIDE.)


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